Exhibit 5.1

[White & Case LLP Letterhead]

September 22, 2020

Advance Auto Parts, Inc.

2635 East Millbrook Road

Raleigh, North Carolina 27604

Ladies and Gentlemen:

We have acted as New York, California and Texas counsel to Advance Auto Parts, Inc., a corporation organized under the laws of Delaware (the “Company”), and each of the subsidiaries of the Company listed on Schedule I hereto (the “Covered Guarantors”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) on the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it may be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration under the Securities Act of 1933, as amended (the “Act”) for the issuance and sale of (i) the Company’s debt securities (the “Debt Securities”) and (ii) guarantees of the Debt Securities (the “Guarantees”) by the Covered Guarantors and each of the subsidiaries of the Company listed on Schedule II hereto (the “Non-Covered Guarantors” and, together with the Covered Guarantors, the “Guarantors”), in each case, as contemplated in the Registration Statement, which may be amended from time to time. The Debt Securities and the Guarantees are referred to herein collectively as the “Securities.” The Company and the Covered Guarantors are referred to herein collectively as the “AAP Entities.” The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

In connection with the opinions expressed herein, we have examined originals or copies (certified or otherwise identified to our satisfaction) of corporate records, agreements, documents, and other instruments, matter of law, proceedings and such certificates or comparable documents of public officials and of officers and representatives of the AAP Entities, including: (i) the certificates of incorporation (or equivalent documents) of the AAP Entities, (ii) the by-laws (or equivalent documents) of the AAP Entities, (iii) the resolutions or written consents, as applicable, of the AAP Entities relating to the filing of the Registration Statement, (iv) the Registration Statement and (v) the form of senior or subordinated indenture filed as an exhibit to the Registration Statement (as may be amended or supplemented, the “Indenture”), to be entered into among the Company, the subsidiary guarantors from time to time party thereto and the trustee (the “Trustee”), and have made such inquiries of such officers and representatives as we have deemed necessary as a basis for the opinions set forth in this opinion letter. In rendering such opinion, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents and the accuracy and completeness of all public records examined by us. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of public officials and officers and representatives of the AAP Entities and documents furnished to us by the AAP Entities and representations by the AAP Entities without independent investigation or verification of any kind of their accuracy.

In making our examination of documents executed by parties other than the AAP Entities, we have assumed that such parties had the power, corporate or other, and authority to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding and enforceable effect thereof.

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto will have become effective and will comply with all applicable laws (and will remain effective and in compliance at the time of issuance or resale of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the board of directors (or an authorized committee thereof) of the applicable AAP Entities, the certificates of incorporation (or equivalent documents) of the applicable AAP Entities and applicable law; (iv) the applicable AAP Entities will issue and deliver the applicable Securities in the manner contemplated by the Registration Statement including the applicable Prospectus; (v) the resolutions authorizing the AAP Entities to issue, offer and sell the Securities will have been duly adopted by the board of directors (or an authorized committee thereof) of the applicable AAP Entities and will be in full force and effect at all times at which the relevant Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the AAP Entities; and (vii) the Indenture will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company and the Guarantors.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) the Indenture will have been authorized, executed and delivered by the applicable AAP Entities and the Trustee, (ii) the Debt Securities will be issued pursuant to the Indenture, (iii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the applicable AAP Entities and the Trustee and (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the applicable AAP Entities and authenticated by the Trustee in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Guarantees, we have further assumed that the issuance of the Guarantees will be authorized, executed, issued and delivered by the applicable AAP Entities in accordance with applicable laws and sold as contemplated in the Registration Statement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s board of directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

2.

The Guarantees, upon receipt by the Company of such lawful consideration therefor as the board of directors thereof (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company and the Guarantors, as applicable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York and, to the extent relevant for our opinions herein, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the California Corporations Code and the Texas Limited Liability Company Law. For purposes of our opinions with respect to the Non-Covered Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinions of (i) Williams Mullen with respect to matters of Massachusetts, North Carolina and Virginia law and (ii) Brownstein Hyatt Farber Schreck, LLP with respect to matters of Nevada law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof. We assume no responsibility to update this opinion letter for, or to advise you of, any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances, regardless of whether or not they affect the opinions expressed in this opinion letter.

The opinions expressed above are limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

Very truly yours,

/s/ White & Case LLP

(Attachments)

AW / GK / AS / LA / AR

Schedule I

Covered Guarantors

A.	Delaware Corporate Guarantors:

Advance Patriot, Inc.

Driverside, Inc.

Lee Holdings NC, Inc.

MotoLogic, Inc.

Western Auto of Puerto Rico, Inc.

Western Auto of St. Thomas, Inc.

WORLDPAC, Inc.

B.	Delaware LLC Guarantors:

GPI Technologies, LLC

WORLDPAC Puerto Rico, LLC

C.	New York Guarantor:

B.W.P. Distributors, Inc.

D.	California Guarantor:

Worldwide Auto Parts, Inc.

E.	Texas Guarantor:

Straus-Frank Enterprises LLC

Schedule II

Non-Covered Guarantors

A.	Massachusetts Guarantor:

Autopart International, Inc.

B.	North Carolina Guarantors:

General Parts International, Inc.

General Parts Distribution, LLC

General Parts, Inc.

C.	Nevada Guarantor:

Golden State Supply LLC

D.	Virginia Guarantors:

AAP Financial Services, Inc.

Advance Auto Business Support, LLC

Advance Auto Innovations, LLC

Advance e-Service Solutions, Inc.

Advance Stores Company, Incorporated

Advance Trucking Corporation

Crossroads Global Trading Corp.

Discount Auto Parts, LLC

E-Advance, LLC